INDEPENDENT AUDITORS' CONSENT

CMA Pennsylvania Municipal Money Fund of
CMA Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 9 to Registration Statement No. 33-34608 of our report dated May 1, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 24, 1998